Exhibit 99.1

Hillman Reports Financial Results for its 2010 Third Quarter

CINCINNATI, Nov. 15 /PRNewswire-FirstCall/ — The Hillman Companies, Inc. (the “Company” or “Hillman”), today announced financial results for its third quarter and nine months ended September 30, 2010.

For the third quarter of 2010, net sales were $122.7 million, which is unchanged from the comparable quarter of 2009. Adjusted EBITDA decreased $3.2 million in the quarter ended September 30, 2010 compared to the same prior year period. The decrease in Adjusted EBITDA was primarily the result of a decline in gross margins, higher transportation costs and an increase in legal expenses.

Net sales for the nine months ended September 30, 2010 were $356.1 million, a $2.6 million or .7% decline from the nine month period ended September 30, 2009. Adjusted EBITDA for the nine month period decreased $.5 million or .7% to $66.1 million from the comparable prior year period.

Capital expenditures were $10.1 million for the first nine months of 2010 compared to $9.1 million in the same period in 2009. Capital spending has increased as the Company expands the rollout of next generation key cutting and engraving technology. The revolving credit facility of $30 million remains undrawn at September 30, 2010 with an additional $14.1 million of cash and equivalents on hand at quarter end.

For additional information on the 2010 third quarter financial results see Hillman’s quarterly report on Form 10-Q by visiting www.hillmangroup.com or www.sec.gov.

Non-GAAP Financial Measures

A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

Conference Call

Management will host a conference call to discuss the financial results on Wednesday November 17, 2010 at 10:00 a.m. Eastern Time. Participants may join the call by dialing 1-800-860-2442 a few minutes before the call start time and referring to conference ID #445824. Additionally, an archived webcast of the conference call will be available on the Company’s website, www.hillmangroup.com.

About Hillman

Hillman sells to hardware stores, home centers, pet suppliers, mass merchants, and other retail outlets principally in the U.S., Canada, Mexico, and South America. Their product line includes thousands of small parts such as fasteners and related hardware items, keys, key duplication systems, and identification items, such as tags, letters, numbers and signs. Services offered include design and installation of merchandising systems and maintenance of appropriate in-store inventory levels.

For more information about Hillman, please visit our website or call Investor Relations at (513) 851-4900 ext. 2084

This document contains forward-looking statements, based on numerous assumptions and subject to risks and uncertainties. Although the Company believes that the forward-looking statements are reasonable, it does not and cannot give any assurance that its beliefs and expectations will prove to be correct. Many factors could significantly affect the Company’s operations and cause the Company’s actual results to differ substantially from the Company’s expectations. Those factors include, but are not limited to: (i) general economic and construction business conditions; (ii) customer acceptance of the Company’s products; (iii) relationships with key customers; (iv) materials and manufacturing costs; (v) the financial condition of customers, competitors and suppliers; (vi) technological developments; (vii) increased competition; (viii) changes in capital and credit market conditions; (ix) governmental and business conditions in countries where the Company’s products are manufactured and sold; (x) changes in trade regulations; (xi) the effect of acquisition activity; (xii) changes in the Company’s plans, strategies, objectives, expectations or intentions; and (xiii) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Actual results might differ materially from results suggested by any forward-looking statements in this report. The Company does not have an obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

The Hillman Companies, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	As of September 30, 2010	As of December 31, 2009
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and equivelents	$14,064	$17,164
Accounts, receivable, net	67,537	51,757
Inventory, net	88,757	83,182
Other	11,407	11,091

	181,765	163,194
Property and equipment, net	52,147	47,565
Intangibles, net	793,858	404,446
Other assets	22,799	13,276

Total assets	$1,050,569	$628,481

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Total current liabilities	$56,469	$52,584

Long term debt less current maturities	436,516	198,295
Junior subordinated debentures	115,943	115,716
Mandatorily redeemable preferred stock	—	111,452
Deferred income taxes	132,422	50,169
Accrued dividends on preferred stock		75,580
Other long term liabilities	5,700	27,793

Common stock with put options	12,397	7,451

Stockholders’ equity (deficit)	291,122	(10,559)

Total liabilities and stockholders’ equity (deficit)	$1,050,569	$628,481

The Hillman Companies, Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$122,715	$122,673	$356,131	$358,699
Cost of sales	60,050	57,580	172,845	176,965

Gross Profit	62,665	65,093	183,286	181,734
Selling, general and administrative expense	39,024	41,412	136,173	121,628
Depreciation and amorization	9,355	6,166	22,353	18,595
Non-recurring expenses	385	—	22,130	—
Management fees to a related party	—	250	438	759

Total operating expenses	48,764	47,828	181,094	140,982

Other income (expense), net	399	151	149	(316)

Income from operations	14,300	17,416	2,341	40,436

Interest expense, net	11,723	10,374	35,462	29,905
Investment income on trust common securities	(95)	(95)	(284)	(284)

Income (loss) before income taxes	2,672	7,137	(32,837)	10,815

Income tax provision (benefit)	1,222	4,396	(3,280)	9,558

Net income (loss)	$1,450	$2,741	$(29,557)	$1,257

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income	$1,450	$2,741	$(29,557)	$1,257
Add back: Depreciation and amortization	9,355	6,166	22,353	18,595
Interest expense, net	11,723	10,374	35,462	29,905
Investment income on trust common securities	(95)	(95)	(284)	(284)
Income tax provision (benefit)	1,222	4,396	(3,280)	9,558

EBITDA (1)	$23,655	$23,582	$24,694	$59,031
Management fees to a related party	—	250	438	759
Stock compensation expense	—	3,288	19,053	7,088
Exchange rate (gain) loss	(237)	(135)	(233)	(305)
Non-recurring expenses	385	—	22,130	—

Adjusted EBITDA (1)	$23,803	$26,985	$66,082	$66,573

NOTE

(1) - EBITDA, a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net), investment income on trust common securities, depreciation and amortization. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA plus share based compensation expense, foreign exchange gains and losses and non-recurring expenses. The Company believes that EBITDA and Adjusted EBITDA (collectively, “EBITDA-Based Measures”) provide useful information to holders of the Company’s securities regarding the Company’s operating performance, capacity to incur and service debt, make distribution to holders of the Company’s trust preferred securities and fund capital expenditures. The Company believes that EBITDA-Based Measures are used by many investors, analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA approximates Consolidated Adjusted EBITDA as defined in our senior credit facility and indentures relating to the Company’s senior notes. Neither of the EBITDA Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.